EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     QWEST COMMUNICATIONS INTERNATIONAL INC.


         The   undersigned    Executive   Vice    President-Finance   of   Qwest
Communications International Inc., a Delaware Corporation (the "Corporation"), DOES HEREBY CERTIFY:

1. That the Board of Directors of the Corporation adopted at a meeting duly called and held a resolution (i) setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, (ii) approving such amendment, (iii) declaring such amendment advisable and (iv) recommending such amendment to the stockholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Board of Directors hereby approves the amendment of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, which amendment increases the number of authorized shares of capital stock of the Corporation by increasing the authorized number of shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation and that the Board of Directors hereby proposes and declares to the stockholders of the Corporation the advisability of amending Article FOURTH and directs that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, such amendment to be made by deleting Article FOURTH from the current Amended and Restated Certificate of Incorporation of the Corporation and amending and restating Article FOURTH to be and to read in its entirety as follows:

                  "FOURTH: (a) AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have authority to issue is 625,000,000 shares, divided into the following classes: (i) 600,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 25,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

                  (b) COMMON STOCK. Each holder of Common Stock shall be entitled to one vote for each share of such stock held, on all matters presented to stockholders. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                  (c) PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide from time to time for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the characteristics of each series, including the following:

                       (i) the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

                       (ii) the voting powers, full or limited, if any, of the shares of that series and the number of votes per share;

                       (iii) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

                       (iv) the relative amounts, and the relative rights of priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;
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                       (v) the  terms  and  conditions  (including  the price or
                       prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

                       (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

                       (vii) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

                       (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

                       (ix) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with law, this ARTICLE FOURTH or any resolution of the Board of Directors pursuant to this ARTICLE FOURTH.

                  (d) FOREIGN OWNERSHIP. Notwithstanding any other provision of this Certificate and for so long as Section 310 of the Communications Act of 1934, as amended, or any successor provision of law ("Section 310") remains in effect, the provisions of this paragraph (d) of this ARTICLE FOURTH shall apply. For purposes of such paragraph (d), "Alien" shall mean "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or any successor provision of law.

                      (ii) The  Corporation  may by  written  notice  require  a holder of record of capital stock of the Corporation or any person that the Corporation knows to have, or has reasonable cause to believe has, beneficial ownership of capital stock to certify that, to their knowledge:

                           (x) No shares of capital stock as to which they have record ownership or beneficial ownership are beneficially owned by Aliens; or

                           (y) The number and class or series of shares of capital stock owned of record or beneficially owned by them that are owned of record or beneficially owned by persons that are Aliens are as set forth in such certificate.

                      (iii) With  respect to any  capital  stock  identified  in response to clause (ii) above, the Corporation may require the notified person to provide such further information as the Corporation may reasonably require to implement the provisions of this ARTICLE FOURTH.

                      (iv) For purposes of applying paragraph (d) of this ARTICLE FOURTH with respect to any capital stock, if any person fails to provide the certificate or other information to which the Corporation is entitled under clause (ii) or
                  (iii), the Corporation, in its sole discretion may presume that the shares of capital stock in question are, or are not, beneficially owned by Aliens."

     2. That the stockholders of the Corporation approved, adopted and consented to such amendment in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

     3. That such amendment was duly adopted in accordance with the provisions of Sections 242 and 211 of the General Corporation Law of the State of Delaware.

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

         The undersigned, being duly elected and currently acting Executive Vice President-Finance of Qwest Communications International Inc., the Corporation to which reference is made in this Certificate, does make this Certificate and affirms and acknowledges, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

Date:  June 5, 1998                /s/ ROBERT S. WOODRUFF
                                   ----------------------------------------
                                       Robert S. Woodruff
                                       Executive Vice President-Finance
                                       Qwest Communications International, Inc.



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